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                                                                    EXHIBIT 99.2

(LUBRIZOL LOGO)

THE LUBRIZOL CORPORATION
29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:   Immediately

FROM:          FINANCIAL/INVESTOR CONTACT          MEDIA CONTACT
               Joanne Wanstreet                    David L. Cowen
               440/347-1252                        440/347-5333
               WEB SITE: HTTP://WWW.LUBRIZOL.COM

                 LUBRIZOL COMPLETES SALE OF FOOD INGREDIENTS AND
                        INDUSTRIAL SPECIALTIES BUSINESSES

CLEVELAND, OH, May 1, 2006 - The Lubrizol Corporation (NYSE:LZ) announced today that it has completed the sale of its food ingredients and industrial specialties businesses (the Business) to an affiliate of Sun Capital Partners, Inc. (Sun Capital), a private investment firm with headquarters in Boca Raton, Florida. Cash proceeds of the transaction were $270 million, before working capital adjustments.

On March 17, 2006, Lubrizol announced that it had entered into a definitive agreement to sell the Business to Sun Capital. The Business consists of a fine chemicals group, a specialty polymers and additives group and a performance materials group. The Business previously reported into the Noveon Specialty Chemicals segment and will be renamed Emerald Performance Materials, LLC. Keybanc Capital Markets advised Lubrizol on the transaction.

ABOUT THE LUBRIZOL CORPORATION

The Lubrizol Corporation (NYSE: LZ) is an innovative specialty chemical company that produces and supplies technologies that improve the quality and performance of our customers' products in the global transportation, industrial and consumer markets. These technologies include lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes ingredients and additives for personal care products and pharmaceuticals; specialty materials, including plastics technology and performance coatings in the form of specialty resins and additives. Lubrizol's industry-leading technologies in additives, ingredients and compounds enhance the quality, performance and value of customers' products, while reducing their environmental impact.

With headquarters in Wickliffe, Ohio, The Lubrizol Corporation, a Fortune 500 company, owns and operates manufacturing facilities in 20 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has approximately 7,500 employees worldwide. Revenues for 2005 were $3.6 billion, excluding operations discontinued in 2006 that had $0.4 billion in 2005 revenues. For more information, visit www.lubrizol.com.

                                     -more-

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(LUBRIZOL LOGO)

ABOUT SUN CAPITAL PARTNERS, INC.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 110 companies worldwide with combined sales in excess of $27 billion since Sun Capital's inception in 1995. Sun Capital has offices in: Boca Raton, Florida; Los Angeles, California; New York, New York; London, U.K.; and Shenzhen, China. For more information, visit www.suncappart.com.

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This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release include, but are not limited to, the increased leverage resulting from the financing of the Noveon International, Inc. acquisition; the company's ability to raise prices in an environment of increasing raw material prices; conditions affecting the company's customers, suppliers and the industries that it serves; competitors' responses to the company's products; changes in accounting, tax or regulatory practices or requirements; and other factors that are set forth in the company's most recently filed reports with the Securities and Exchange Commission. The forward-looking statements contained herein represent the company's judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The company assumes no obligations to update the statements contained in this release.